UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 27, 2008
ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction incorporation)	(Commission File Number)	(IRS Employer of Identification No.)
2701 Cambridge Court, Suite 100, Auburn Hills, MI 48326
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code
248-370-9900
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 27, 2008, Ecology Coatings, Inc. (the “Company”) entered into the First Amendment To Securities Purchase Agreement with Equity 11, Ltd. which amends Section 2.2(1) of the Securities Purchase Agreement between these parties as follows:
(1)	Purchaser, in Purchaser’s sole and absolute discretion, may purchase up to 3740 additional Convertible Preferred Shares by the dates and not less than the amounts as shown below:

Days from Initial Closing	Number of Shares	Aggregate Purchase Price
30	750	$750,000
Thereafter, until May 28, 2009, Purchaser may make additional purchases of up to 2,990 additional Convertible Preferred Shares at times and in amounts at its discretion.
     The execution of the Securities Purchase Agreement and Equity 11’s additional investment were reported in the Company’s Form 8-Ks filed with the Securities and Exchange Commission on August 29, 2008 and September 30, 2008 respectively.

Item 9.01.	Financial Statements and Exhibits

(c).	Exhibits

Exhibit
Number	Description
10.52	First Amendment To Securities Purchase Agreement
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.
DATE: October 28, 2008	By:	/s/ Daniel V. Iannotti
Daniel V. Iannotti
Vice President, General Counsel and Secretary

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